Exhibit 10.13
STOCKHOLDERS’ AGREEMENT
OF
ANTHROPIC, PBC
This Stockholders’ Agreement (this “Agreement”) is effective as of the IPO Closing Date in connection with the Public Offering (as defined below) and is entered into by and among Anthropic, PBC, a Delaware public benefit corporation (the “Company”), Anthropic Founders, LLC, a Delaware limited liability company (the “Founder LLC”), and the Anthropic Long-Term Benefit Trust, a Delaware noncharitable purpose trust (the “Trust”). The Founder LLC and the Trust are collectively referred to herein as the “Stockholders.” Capitalized terms not otherwise defined herein shall have the meaning given to them in the Company’s Amended and Restated Certificate of Incorporation, duly adopted and filed with the Secretary of State of the State of Delaware in connection with the Public Offering as it may be amended or otherwise modified from time to time (the “Restated Certificate”).
RECITALS
WHEREAS, the Trust, as holder of all outstanding shares of the Class T Common Stock, has, and following the completion of the Public Offering will continue to have, certain governance rights with respect to the Company.
WHEREAS, in connection with the Public Offering, the Company has issued or will issue to the Founder LLC one (1) share of Class F Common Stock, which will grant certain governance rights with respect to the Company to the Founder LLC.
WHEREAS, the Restated Certificate provides that, at such times and subject to the conditions described therein, (i) the holder of the Class T Common Stock then outstanding, exclusively and as a separate class, shall be entitled to elect the smallest number of directors that constitutes a majority of the total number of authorized directors of the Company (collectively, the “Class T Directors” and each, a “Class T Director”) and (ii) the Electing Holders, exclusively and voting together as a single class, shall be entitled to elect the balance of the total number of authorized directors of the Company (collectively, the “At-Large Directors” and each, an “At-Large Director”); provided, however, that prior to the Class F Sunset Time, one Class T Director shall be designated by the holder of the Class T Common Stock then outstanding as the “Specified Class T Director” and subject to the other requirements set forth in the Restated Certificate.
WHEREAS, in connection with and to facilitate the completion of the Public Offering, the Company and the Stockholders desire to enter into this Agreement to ensure the governance rights of the parties.
NOW, THEREFORE, the parties agree as follows:
1.Definitions. For the purposes of this Agreement, the following terms shall have the meanings specified below:
1.1“Board” means the Company’s Board of Directors.
1.2“Company Designated Official” has the meaning ascribed to it in the Founder LLC Agreement.
1.3“Founder LLC Agreement” means the Limited Liability Company Agreement of the Founder LLC, dated as of the IPO Closing Date, as amended or restated from time to time.

1.4“Member” means a member of the Founder LLC, as determined in accordance with the Founder LLC Agreement.
1.5“Necessary Action” means, with respect to a specified result, all actions necessary and appropriate to cause such result, including (i) calling special Board and stockholder meetings, (ii) voting or providing a written consent or proxy with respect to the applicable Shares, whether at any annual or special meeting, by written consent or otherwise, (iii) causing the adoption of stockholders’ resolutions and amendments to organizational documents of the Company or its subsidiaries, (iv) causing members of the Board to act in a certain manner or causing them to be removed in the event they do not act in such a manner, (v) executing agreements and instruments, (vi) making, or causing to be made, with governmental, administrative or regulatory authorities, all filings, registrations or similar actions that are required to achieve such result and (vii) nominating or appointing, or taking steps to cause the nomination or appointment of, certain persons (including to fill vacancies) and providing the highest level of support for the election or appointment of such persons to the Board or any committee thereof, including in connection with the annual or special meeting of the Company’s stockholders.
1.6“Nominating Committee” means a three-person committee of the Board, consisting of one Class T Director and two At-Large Directors, to which the Board has delegated the power and authority to (i) receive notice of nomination or removal of directors or a change in the Class T Director designated as the Specified Class T Director pursuant to this Agreement (or to waive or shorten any applicable notice periods), (ii) prior to the Class F Sunset Time, approve or reject a nomination or removal without cause of the Specified Class T Director or a change in the Class T Director designated as the Specified Class T Director, (iii) exercise any powers or rights of the NGC (as defined in the Founder LLC Agreement) pursuant to the Founder LLC Agreement, (iv) exercise any powers or rights of the Nominating Committee (as defined in the Trust Agreement) pursuant to the Trust Agreement and (v) exercise any powers or rights of the Nominating Committee pursuant to this Agreement, which as of the date hereof is the Nominating and Corporate Governance Committee of the Board (the powers and authorities referred to in clauses (i) through (v), the “Specified Authorities”).
1.7“Notification Date” means 30 calendar days prior to the date that the Company anticipates (i) filing a preliminary proxy statement or (ii) first mailing its proxy materials or a notice of availability of proxy materials (whichever is earlier) for a meeting of the Company’s stockholders. The Company will use reasonable best efforts to notify each of the Trust and the Founder LLC in writing of the date on which the Company anticipates (i) filing its preliminary proxy statement or (ii) first mailing its proxy materials or a notice of availability of proxy materials (whichever is earlier) no later than 40 calendar days prior to the first day on which a Notice (as defined below) would be required to be delivered.
1.8“Public Offering” means the Company’s initial public offering of the Class A Common Stock pursuant to an effective registration statement filed under the Securities Act of 1933, as amended.
1.9“Resource Agreement” means the Amended and Restated Resource and Information Agreement, dated as of the IPO Closing Date, by and among the Company and the Trust, as amended or restated from time to time.
1.10“Shares” means all shares of Class T Common Stock and Class F Common Stock of the Company, or any successor equity security thereto (including any such shares as renamed or redesignated), now owned or subsequently acquired by a Stockholder, however acquired, whether through stock splits, stock dividends, reclassifications, recapitalizations, similar events or otherwise.

1.11“Trust Agreement” means that certain Amended and Restated Trust Agreement of the Trust in effect as of the time of the Public Offering as it may be amended or otherwise modified from time to time.
1.12“Voting Trustee” has the meaning ascribed to it in the Trust Agreement.
2.Board Composition. Each Stockholder shall vote, or cause to be voted, all Shares owned by such Stockholder, or over which such Stockholder has voting control (to the extent such Shares are entitled to vote on such matters under the Restated Certificate or applicable law), from time to time and at all times, in whatever manner as shall be necessary and to take all Necessary Action to ensure that at each annual or special meeting of the Company’s stockholders at which an election of directors is held or the removal of any director is acted upon, or pursuant to any written consent of the stockholders, (x) the size and composition of the Board shall be set and remain as described in Sections 2.1 and 2.2 and (y) each nomination and removal of a director for which notice has been duly given, and (if applicable) which has been approved, in accordance with Section 2.5 shall be given effect, including as to the specific individual identified in any such notice of nomination.
2.1Board Size. Prior to the Class T Sunset Time, the total number of authorized directors of the Company that constitute the Whole Board shall be fixed solely by the Board acting pursuant to a resolution adopted by the affirmative vote of directors representing 80% of the Whole Board, rounded up or down to the nearest whole number (any exact 0.5 rounding up); provided that until the earlier to occur of the Class F Sunset Time or the Class T Sunset Time, the total number of authorized directors of the Company must be an odd number. From and after the Class T Sunset Time, the total number of authorized directors of the Company that constitute the Whole Board shall be fixed solely by resolution of the Board acting pursuant to a resolution adopted by the affirmative vote of directors representing a majority of the Whole Board.
2.2Nomination Rights. Subject to compliance with the procedures set forth in Section 2.5, the parties will take all Necessary Action to ensure that the following individuals shall be elected or appointed as directors:
(a)Prior to the Class F Sunset Time and for so long as any shares of Class T Common Stock are outstanding, as the Class T Directors other than the Specified Class T Director, a number of individuals, nominated by the holder of the Class T Common Stock then outstanding pursuant to Section 2.5(b) equal to the smallest number of directors that constitutes a majority of the total number of authorized directors of the Company minus one (1);
(b)Prior to the Class F Sunset Time and for so long as any shares of Class T Common Stock are outstanding, as the Specified Class T Director, one (1) individual nominated by the holder of the Class T Common Stock then outstanding and approved in accordance with Sections 2.5(b) and 2.5(d);
(c)From and after the Class F Sunset Time and for so long as any shares of Class T Common Stock are outstanding, as the Class T Directors, a number of individuals, nominated by the holder of the Class T Common Stock then outstanding pursuant to Section 2.5(b), equal to the smallest number of directors that constitutes a majority of the total number of authorized directors of the Company; and
(d)Prior to the Class T Sunset Time, as At-Large Directors, a number of individuals equal to the total number of then-authorized directors of the Company not nominated pursuant to Sections 2.2(a) and 2.2(b) or Section 2.2(c). Prior to the Class F Sunset Time, At-Large Directors may be nominated by (1) the Founder LLC, by delivery of a Notice in accordance with Section 2.5, (2) the Board, either in accordance with a Notice of the Founder LLC in accordance with Section 2.5 or, in the event the Founder LLC does not deliver a Notice with respect to any such At-Large Director seat by the applicable deadline set forth in Section 2.5, in the Board’s discretion or (3) any stockholder other than the Founder LLC that is entitled to vote in the election of At-Large Directors, utilizing the nomination procedures set forth in the Company’s bylaws (as amended from time to time, the “Bylaws”). This Section 2.2(d) shall not restrict rights of the Founder LLC, prior to the Class F Sunset Time, with respect to any vacancy or newly created directorship in any At-Large Director seat, including as contemplated by the Restated Certificate and Section 2.4 of this Agreement.
(e)At any time when one or more series of Preferred Stock is entitled, in accordance with its terms, to elect directors and fill vacancies under specified circumstances, such directors as are nominated or elected by the applicable series of Preferred Stock.
Notwithstanding anything herein to the contrary, the Founder LLC may vote in its discretion with respect to any At-Large Director seat.
2.3Removal Rights. The parties will take all Necessary Action to ensure the removal without cause of any director as to which a Stockholder is entitled to nominating rights in Section 2.2 if such Stockholder provides notice to remove such director in compliance with the procedures set forth in Section 2.5.
2.4Vacancies and Newly Created Directorships. In the event of a vacancy or newly created directorship on the Board in any At-Large Director seat prior to the Class F Sunset Time, following receipt of a Notice from the Founder LLC in accordance with Section 2.5 and the Restated Certificate recommending an individual to fill such vacancy or newly created directorship, the Company and the Board shall take all Necessary Action to cause such individual to fill such vacancy or newly created directorship within 30 calendar days. Prior to the Class F Sunset Time, the Board will only fill vacancies or newly created directorships on the Board in any At-Large Director seat with the nominee named in any such Notice from the Founder LLC regarding such vacancy or newly created directorship. Solely for purposes of this Section 2.4, prior to the Class F Sunset Time, the Founder LLC may deliver a Notice in accordance with Section 2.5(b) at any time there is a vacancy or newly created directorship on the Board in any At-Large Director seat. For the avoidance of doubt, except as specifically provided in this Section 2.4 with respect to any action by the Board to fill a vacancy or newly created directorship in any At-Large Director seat prior to the Class F Sunset Time, vacancies or newly created directorships on the Board may be filled in any manner permitted by the Restated Certificate.
2.5Nomination and Removal Procedures.
(a)No Stockholder shall vote, or cause to be voted, its Shares (or any Shares over which such Stockholder has voting control (to the extent such Shares are entitled to vote on such matters under the Restated Certificate or applicable law)) for the election, appointment or removal of any director, unless the nomination or removal of such director has been properly noticed and (if applicable) approved, in accordance with this Section 2.5.
(b)To nominate or remove a director without cause, a Stockholder (the “Acting Stockholder”) shall give written notice to the Nominating Committee and the other Stockholder at least 30 calendar days (in the case of a nomination or removal without cause of the Specified Class T Director, subject to Section 2.5(d)) prior to, as applicable, (i) in the case of a director to be elected, appointed or removed without cause at an annual or special meeting of the Company’s stockholders, the Notification Date for such annual or special meeting or (ii) in the case of a director to be elected, appointed or removed without cause by consent in lieu of meeting, the effectiveness of the stockholder action by consent in lieu of meeting electing, appointing or removing such director, in each case, identifying, in the case of a removal, the director to be removed, or in the case of a nomination, the person being nominated, appointed or elected, the director seat to be filled by such person, and unless waived by the Company or the Nominating Committee, the information required in Section 2.4(a)(iii)(1) of the Bylaws (each, a “Notice”). The Acting Stockholder shall promptly provide, or use commercially reasonable efforts to cause the nominated individual to provide, the Nominating Committee with such additional information regarding the nominee as the Nominating Committee may reasonably request.
(c)To remove a director for cause, the Acting Stockholder shall give written notice to the Nominating Committee and the other Stockholder at least 30 calendar days prior to, as applicable, (i) in the case of a director to be removed for cause at an annual or special meeting of the Company’s stockholders, the Notification Date for such annual or special meeting or (ii) in the case of a director to be removed for cause by consent in lieu of meeting, the effectiveness of the stockholder action by consent in lieu of meeting removing such director, in each case, identifying the director to be removed and providing a reasonably detailed description of the grounds for such removal for cause.
(d)With respect to the Specified Class T Director:
(i)No individual may be nominated to serve as the Specified Class T Director and the then-serving Specified Class T Director may not be removed without cause unless such nomination or removal, as the case may be, has first been approved by action by a majority of the authorized number of members of the Nominating Committee in accordance with Section 2.5(d)(ii) below; provided, however, that, in the event of an NC No Vote (as defined below), such nomination or removal shall instead require the prior approval of the Requisite Class E Vote; provided further that, in the event of an NC No Vote, if the Requisite Class E Vote is not obtained with respect to such nomination or removal, such individual shall not be nominated, elected, appointed or removed, as applicable, as the Specified Class T Director; provided, further, that if no Class E Common Stock is then outstanding, the determination of the Nominating Committee will be final. For the avoidance of doubt, from and after the Class F Sunset Time, any Specified Class T Director then serving may be nominated, elected or removed by the holder of the Class T Common Stock then outstanding without compliance with this Section 2.5(d). Notwithstanding anything herein to the contrary, if the Nominating Committee has not received a Notice of nomination or removal with respect to a sitting Specified Class T Director on or prior to the Notification Date for the annual meeting of the Company’s stockholders at which such Specified Class T Director’s term of office ends, then the holder of Class T Common Stock shall be deemed to have provided Notice nominating such director for re-election pursuant to this Section 2.5.
(ii)The Nominating Committee will as soon as reasonably practicable following receipt of a Notice relating to the removal without cause of, or the nomination of a person to serve as, a Specified Class T Director consider the Notice in good faith and notify each of the Trust and the Founder LLC of the Nominating Committee’s decision to approve or deny such nomination or removal; provided that, if the Nominating Committee fails to approve such nomination or removal within fifteen (15) calendar days of receipt of the Notice, then such failure to approve will be deemed a denial of such nomination or removal (any denial or such failure to approve, an “NC No Vote”). In the event of an NC No Vote, the Trust may either give written notice to the Company that the Trust desires to (A) submit such nomination or removal of the Specified Class T Director to a vote of the holders of Class E Common Stock or (B) abandon such proposed nomination or removal (the “Class E Notice”). If within such fifteen (15) calendar days the Trust does not deliver a Class E Notice, the Trust will be deemed to have automatically given notice requesting that the matter be submitted to a vote of the holders of Class E Common Stock. Following receipt of the Class E Notice, the Company will, if applicable, take all

Necessary Action to call a special meeting of the holders of Class E Common Stock (a “Class E Meeting”) to solicit the Requisite Class E Vote as promptly as reasonably practicable (and in any event within 60 calendar days); provided that with respect to a Class E Notice received within 120 calendar days of the anticipated date of the Company’s annual meeting of stockholders, the Class E Meeting may be consolidated with the Company’s annual meeting of stockholders in the Company’s discretion, and, subject to applicable law and the rules and regulations of the Securities and Exchange Commission and any securities exchange on which the Company’s securities are then listed, will include in the proxy materials for the Class E Meeting a statement prepared by each of the Trust and the Founder LLC in favor of or in opposition to such nomination or removal, in each case delivered to the Company within a reasonable period following the Class E Notice. The Trust may withdraw a nomination or notice of removal of a Specified Class T Director at any time prior to the closing of the polls for all proposals at the Class E Meeting.
(iii)The Trust shall withdraw any nomination or notice of removal of a Specified Class T Director that has not received the approval of the Nominating Committee or the holders of the Class E Common Stock pursuant to Section 2.5(d)(ii) (such nominee, a “Denied Nominee”) immediately following the closing of the polls for all proposals at the applicable Class E Meeting and shall take all Necessary Action to ensure that such Denied Nominee is neither seated nor serving as a director of the Company upon the conclusion of the Company’s annual meeting of stockholders at which such Denied Nominee’s then-current term as a director ends.
(e)Notwithstanding Section 7.3, the notice requirements set forth in this Section 2.5 may be shortened or waived only by action by a majority of the authorized members of the Nominating Committee. A single Notice may address both a nomination and a removal.
(f)Each Stockholder may nominate individuals to any director seat that such Stockholder is entitled to nominate pursuant to Section 2.2 only in accordance with Sections 2.4 and 2.5, and will not utilize any other stockholder nomination procedures, including pursuant to the Bylaws.
2.6Compliance with Listing Requirements. The Stockholders agree to cooperate in good faith to ensure that the persons nominated as directors pursuant to Section 2.2 are sufficient in number and qualifications to satisfy the independence requirements and other criteria necessary for the Company to comply with the listing requirements of the principal securities exchange on which the Class A Common Stock is listed, after giving effect to any controlled company exemptions available under such listing requirements.
2.7Company Actions. Except as otherwise prohibited by applicable law or the Restated Certificate or the Bylaws then in effect, the Company shall take all Necessary Action to cause each nominee to the Board that is properly nominated pursuant to this Agreement and, in the case of the Specified Class T Director, approved in accordance with Section 2.5(d), to be (x) included in the Board’s slate of nominees to the stockholders of the Company entitled to vote in such election of directors (and if the Board is then classified, to the extent that directors of such nominee’s class are to be elected at such meeting) and (y) included in the proxy statement (if any) prepared by the Company in connection with soliciting proxies for any meeting of the stockholders of the Company called with respect to the election of directors, and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of the Company or the Board with respect to the election of directors. Except as otherwise prohibited by applicable law or the Restated Certificate or the Bylaws then in effect, the Company shall further take all Necessary Action to maintain the existence of a Nominating Committee delegated with the Specified Authorities and shall consult with the Stockholders prior to appointing or removing any member thereof; provided, however, that prior to the Class F Sunset Time, the Nominating Committee shall at all times be composed of three persons consisting of one Class T Director and two At-Large Directors. The Nominating Committee shall not delegate sole authority with respect to any of the Specified Authorities to a subcommittee or to any officer, employee, or agent of the Company.
2.8Designation of Specified Class T Director. Effective immediately upon the effectiveness of the Restated Certificate, the Trust hereby designates Chris Liddell as the Specified Class T Director pursuant to ARTICLE VII, Section 7.1(b) of the Restated Certificate and such designation shall be deemed to satisfy the requirements of Section 2.5. The Trust will not designate a different director as the Specified Class T Director unless such designation has been previously approved pursuant to the procedures set forth in Section 2.5(d) (with all references to a “nomination” being deemed to mean the “designation” (including, for the avoidance of doubt, any change in designation) of such director as the Specified Class T Director).
3.Additional Representations and Covenants.
3.1No Revocation. The voting agreements and other covenants set forth herein shall continue during the term of this Agreement.
3.2Attendance at Stockholders’ Meetings. The parties shall use their reasonable best efforts to cause all Shares held by the Founder LLC and the Trust to be present and counted for purposes of determining quorum at all annual and special meetings of the stockholders of the Company at which such shares of capital stock are entitled to vote on any matter, which efforts shall include, without limitation, the giving of timely instructions and notices with respect to the voting of Shares.
3.3Change to the Restated Certificate or Bylaws. The Stockholders will not vote their Shares (or any Shares over which they have voting control (to the extent that such Shares are entitled to vote on such matters under the Restated Certificate or applicable law)) for any amendment or change to (i) the Restated Certificate that is inconsistent with the terms of this Agreement unless such amendment or change is contemplated to occur in connection with the amendment of this Agreement and is consistent with the terms of the proposed Agreement as amended or (ii) the Bylaws unless such amendment or change has been recommended or approved by 80% of the Whole Board, rounded up or down to the nearest whole number (any exact 0.5 rounding up).
3.4Grant of Irrevocable Proxy and Power of Attorney. Each of the Trust and the Founder LLC hereby constitutes and appoints as the proxies of such party, and hereby grants a power of attorney to, each of (a) the Secretary of the Company in office from time to time (or other officer of the Company designated by the Board from time to time), (b) each of the Voting Trustees of the Trust in office from time to time, and (c) the Company Designated Official appointed, or deemed appointed, with respect to the applicable matter in accordance with the Founder LLC Agreement, and each of them, with full power of substitution and resubstitution, with respect to the matters set forth herein (including, for the avoidance of doubt, the authority to represent the Shares held by the Founder LLC for the purpose of satisfying the obligations set forth in Sections 3.2 and 3.5) and hereby authorizes each of them to represent and vote (including by written consent), if and only if a party (i) fails to vote promptly following a request therefor, (ii) attempts to vote (whether by proxy, in person or by written consent), in a manner which is inconsistent with the terms of this Agreement or (iii) fails to cause its Shares to be present and counted for purposes of determining quorum as required by Section 3.2, (iv) fails to vote all of such party’s Shares in favor of the election or removal of persons as directors determined pursuant to and in accordance with the terms and provisions of this Agreement, (v) fails to vote all of such party’s Shares in accordance with any Voting Request or Bilateral Request pursuant to Section 3.5, or (vi) fails to take all Necessary Action to effect the terms of this Agreement. Each of the proxies granted pursuant to this Section 3.4 is given in consideration of the agreements and covenants of the Company and the parties and each is coupled with an interest and shall be irrevocable unless and until this Agreement terminates or expires pursuant to its terms. Each of the Trust and the Founder LLC hereby revokes any and all previous proxies or powers of attorney with respect to the voting of the Shares and shall not hereafter purport to grant any other proxy or power of attorney with respect to the voting of any of the Shares, deposit any of the Shares into a voting trust or enter into any agreement (other than this Agreement), arrangement or understanding with any person, directly or indirectly, to vote, grant any proxy or give instructions with respect to the voting of any of the Shares with respect to any of the matters set forth herein, except in each case (i) to the extent that such action is excluded from the definition of a “Transfer” of such Shares under the Restated Certificate or to the extent that this Agreement has then terminated or expired pursuant to its terms and (ii) as set forth in the Founder LLC Agreement with respect to the Company Designated Official.
3.5Stockholder Voting Commitments.
(a)If persons representing at least the Trust Amendment Threshold (the “Requesting Stockholders”) approve a resolution instructing that the Founder LLC or the Trust vote, take action by written consent with respect to, or exercise or refrain from exercising any other right (i) created by this Agreement, the Trust Agreement, any other agreement modifying such or an amendment, modification or termination of the Trust Agreement to which Section 3.8 applies or (ii) attached to the Class T Common Stock, in any manner (the “Voting Request”), the Founder LLC or the Trust (as applicable) shall take all Necessary Action to give effect to the Voting Request. If the Requesting Stockholders deliver a Voting Request, the Company shall take all Necessary Action to give effect to the Voting Request. A Voting Request may include, without limitation, the amendment of this Agreement, the Trust Agreement, the Resource Agreement, or the terms of the Class T Common Stock; provided that although a Voting Request may specify general criteria for the persons to be elected as Class T Directors, a Voting Request may not designate specific individuals that must be elected as Class T Directors.
(b)If members of the Board and Voting Trustees representing at least the Trust Amendment Threshold (the “Bilateral Parties”) approve any matter that, pursuant to the terms of the Restated Certificate and applicable law, requires approval from both (i) the Trust Amendment Threshold and (ii) any holder or holders of the Company’s capital stock, the Bilateral Parties may request that the Founder LLC vote the Share of Class F Common Stock in any manner with respect to such matter (the “Bilateral Request”) and the Founder LLC shall take all Necessary Action to give effect to the Bilateral Request. If the Bilateral Parties deliver a Bilateral Request, the Company shall take all Necessary Action to give effect to the Bilateral Request.
3.6Class T Notice Rights. At any time when any shares of Class T Common Stock are outstanding, the Company shall not, either directly or indirectly by amendment, merger, consolidation, domestication, transfer, continuance, waiver, statutory conversion, recapitalization, reclassification or otherwise, in one or more transactions or a series of related transactions, do any of the following without providing reasonable notice in writing to the Trust at least five (5) calendar days prior to taking such action or authorizing such transaction, and any such act or transaction authorized without providing such notice shall be null and void, and of no force or effect unless such notice is waived in writing by the Trust either before or after such action is taken or such transaction is authorized; provided, however, the Trust shall be deemed to have waived such notice if the Trust does not object to such act or transaction in writing within five (5) calendar days of the time that the Trust becomes aware of such act or transaction:
(a)(i) effect a Liquidation Event, (ii) transfer control of an AI model exceeding capabilities thresholds to be established by the Board, and re-established by the Board on a quarterly basis thereafter or (iii) effect the sale or other transfer of capital stock of the Company representing 50% or more of (A) the voting power of the then-outstanding capital stock of the Company entitled to vote generally or (B) the economic interest represented by all of the then-outstanding capital stock of the Company, or consent to any of the foregoing actions set forth in clauses (i)-(iii);
(b) (i) apply for or consent to the appointment of a receiver, trustee, custodian, or liquidator of the Company or all or substantially all of its property, (ii) make an assignment for the benefit of creditors, (iii) institute any proceedings under the United States Bankruptcy Code or any other federal or state bankruptcy, reorganization, receivership, insolvency, or other similar law affecting the rights of creditors generally, (iv) file a petition or answer seeking reorganization or an arrangement with creditors to take advantage of any insolvency law or (v) file an answer admitting the material allegations of a bankruptcy, reorganization, or insolvency petition filed against the Company; or
(c)except in connection with any intercompany agreement or transaction or internal reorganization or restructuring, permit any direct or indirect subsidiary of the Company to take, or agree to take, any of the actions in Section 3.6(a)-(b) (with references therein to the “Company” being deemed to mean such direct or indirect subsidiary of the Company) in a single transaction or series of related transactions.
3.7Restrictions on Certain Amendments to Founder LLC Agreement. Prior to the Class T Sunset Time, the Founder LLC shall not, without the approval of the Trust, amend, modify, terminate or waive any of the following provisions of the Founder LLC Agreement (as such provisions may be renumbered): Section 3(i) (Purposes), Section 14 (Indebtedness), Section 15 (Class F Share), Section 16(a) (Member Votes), Section 16(d) (Actions Relating to Voting the Class F Share), Section 16(f) (General Approval Procedures), Section 17(c) (Special Meetings of Stockholders of the Corporation), Section 21 (Assignments and Admissions), Section 22 (Member Exit), Section 23(a) (Dissolution Triggers), Section 23(d) (With Respect to the Redemption and Forfeiture of the Class F Share), Section 23(e) (Notice to the Corporation Regarding the Company’s Members), Section 23(g) (Notice to the Corporation Regarding Filing of Certificate of Cancellation), Section 27 (Amendments), Section 30 (Third-Party Beneficiaries), any defined term set forth in Section 34 (including, for the avoidance of doubt Section 34(ww) (Trust Amendment Supermajority)) solely to the extent that any amendment, modification or waiver of such defined term would alter the meaning or operation of any of the foregoing provisions.
3.8Restrictions on Certain Amendments to the Trust Agreement. Prior to the Class F Sunset Time, the Voting Trustees shall not vote to amend, modify, terminate or waive any provision of the Trust Agreement unless approved by persons constituting the Trust Amendment Threshold.
3.9Expenses; Advancement. The Company shall advance to each of the Founder LLC and the Trust, or pay directly, all reasonable and documented out-of-pocket obligations, costs, fees and expenses, including the reasonable fees and expenses of counsel to each such party (collectively, “Expenses”), incurred in connection with (i) the administration and maintenance of such party, including tax returns and filings (including, but not limited to, FBAR filings and other regulatory filings); (ii) the ownership, voting or disposition of the Shares, including the appraisal thereof; (iii) the exercise or performance of, or the failure to exercise or perform, any right, power, duty or obligation under this Agreement, the Restated Certificate, the Bylaws, the Founder LLC Agreement, the Trust Agreement or the Resource Agreement; or (iv) the dissolution, winding up or termination of, or any post-termination liability in respect of, the Founder LLC or the Trust (each of clauses (i) through (iv), a “Covered Matter”), in each case promptly following a written request therefor. To the extent any such expense has already been paid by such party, the Company shall instead reimburse such party promptly following a written request therefor. Neither the Founder LLC nor the Trust shall be required to incur any liability, or to advance any funds, in respect of any Covered Matter other than from amounts provided by the Company, and the rights of each such party under this Section 3.9 are not conditioned upon the execution or delivery of any indemnification agreement contemplated by Section 3.10. Notwithstanding the foregoing, advancement or reimbursement of Expenses will not be required in respect of amounts finally determined by a court of competent jurisdiction (x) not to have been reasonably related to a Covered Matter or (y) to have resulted from such party’s actual fraud or willful misconduct.
3.10Indemnification. In connection with the Public Offering, the Company shall execute and deliver an indemnification agreement with each of the Founder LLC and the Trust, in a form to be agreed upon by the Company, the Founder LLC and the Trust, providing, to the fullest extent permitted by applicable law, for the indemnification of such party and each of its former, current and future affiliates, officers, directors, managers, trustees, partners, members, stockholders, employees, agents and representatives, each Estate Successor and, in the case of any Member of the Founder LLC, each Family Member thereof (as such terms are defined in the Founder LLC Agreement), in respect of any claim, action, suit, proceeding, inquiry or investigation arising out of or relating to any Covered Matter, and for the advancement of expenses on the terms set forth in Section 3.9. This Section 3.10 is without limitation of any other indemnification agreement to which the Company may be a party.
3.11Priority of Payments. The rights of the Trust under Section 3.9, and of the Trust and each of its former, current and future affiliates, officers, directors, managers, trustees, partners, members, stockholders, employees, agents and representatives, under Section 3.10 will be available only after the Trust has exhausted funds allocated to it pursuant to the Trust Agreement, the Resource Agreement or any other agreement providing for the funding of the Trust by the Company.
3.12Class F Notice Rights. At any time when any shares of Class F Common Stock are outstanding, the Company shall not, either directly or indirectly by amendment, merger, consolidation, domestication, transfer, continuance, waiver, statutory conversion, recapitalization, reclassification or otherwise, in one or more transactions or a series of related transactions, approve, vote in favor of, consent to or otherwise take any action pursuant to clause (i) of the definition of “Trust Amendment Threshold,” without providing reasonable notice in writing to the Founder LLC at least five (5) calendar days prior to taking such action or authorizing such transaction, and any such act or transaction authorized without providing such notice shall be null and void, and of no force or effect unless such notice is waived in writing by the Founder LLC either before or after such action is taken or such transaction is authorized.
4.Class E Common Stock Terms.
4.1Class E Common Stock Documentation. The Company shall, no later than March 31, 2027, prepare documentation for the issuance and redemption of Class E Common Stock in a manner to be agreed by the Company, the Trust, and the Founder LLC (as amended from time to time, the “Class E Common Stock Documentation”). The Company shall not amend, modify, or terminate the Class E Common Stock Documentation except in accordance with the terms thereof.
4.2Issuance of Class E Common Stock. Except as otherwise approved by the Trust and the Founder LLC, the Company will not issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any shares of the Class E Common Stock except for the issuance and sale of shares of Class E Common Stock pursuant to the terms of the Class E Common Stock Documentation in effect at the time of such issuance or sale. Any issuance, sale, delivery or agreement or commitment to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) of shares of the Class E Common Stock in violation of this Section 4.2 shall be null and void ab initio and of no force or effect.
5.Limitations.
5.1No Liability for Election of Recommended Directors. None of the Company, the Founder LLC, the Trust, or any officer, director, member, holder of capital stock, partner, employee or agent of any such party makes any representation or warranty as to the fitness or competence of the nominee of any party hereunder to serve on the Board by virtue of such party’s execution of this Agreement or by the act of such party in voting for such nominee pursuant to this Agreement. No fiduciary duty (including any duty of care, duty of loyalty or other heightened duty) shall be created or imposed upon any party by reason of this Agreement or any right or obligation created hereunder, in each case to the fullest extent permitted by applicable law.
6.Additional Parties.
6.1Transferees Bound. Each transferee or assignee of any Shares subject to this Agreement shall continue to be subject to the terms hereof, and, as a condition precedent to the Company’s recognition of such transfer, each transferee or assignee shall agree in writing to be subject to each of the terms of this Agreement by executing and delivering a counterpart signature page to this Agreement, agreeing to be bound by and subject to the terms of this Agreement in the same capacity as the transferor. For the avoidance of doubt, nothing in this Section 6.1 shall be construed to permit any Transfer of Shares that is prohibited or restricted by the Restated Certificate. Upon the execution and delivery of a counterpart signature page to this Agreement by any transferee or assignee, such transferee or assignee shall be deemed to be a party hereto as if such transferee or assignee were the transferor and such transferee’s or assignee’s signature appeared on the signature pages of this Agreement. No Stockholder may transfer any Shares subject to this Agreement to any transferee or assignee unless and until such transferee or assignee agrees in writing to be subject to each of the terms of this Agreement by executing and delivering a counterpart signature page to this Agreement, agreeing to be bound by and subject to the terms of this Agreement in the same capacity as the transferor, and the Company shall not permit the transfer of the Shares subject to this Agreement on its books or issue a new certificate representing any such Shares unless and until such transferee or assignee shall have complied with the terms of this Section 6.1, together with any additional requirements set forth in the Restated Certificate. Each certificate, instrument, or book entry representing the Shares subject to this Agreement if issued on or after the date of this Agreement shall be notated by the Company, in addition to any legend required by the Restated Certificate, with the following legend:
“THE SHARES REPRESENTED HEREBY ARE SUBJECT TO A STOCKHOLDERS’ AGREEMENT, AS MAY BE AMENDED FROM TIME TO TIME (A COPY OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST FROM THE COMPANY), AND BY ACCEPTING ANY INTEREST IN SUCH SHARES THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF THAT STOCKHOLDERS’ AGREEMENT, INCLUDING CERTAIN RESTRICTIONS ON TRANSFER AND OWNERSHIP SET FORTH THEREIN.”

7.Miscellaneous.
7.1Governing Law and Venue; Waiver of Jury Trial.
(a)THIS AGREEMENT SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE INTERNAL LAW OF THE STATE OF DELAWARE, AND ANY CLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE, IN EACH CASE WITHOUT REGARD TO ANY CONFLICT OF LAW PRINCIPLES THEREOF THAT OTHERWISE WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION. In any action or proceeding between the parties arising out of or relating to this Agreement, each of the parties hereby (A) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware; (B) agrees that it will not attempt to deny or defeat such jurisdiction by motion or other request for leave from such court; and (C) agrees that it will not bring any such action in any court other than the Court of Chancery of the State of Delaware, or, if (and only if) such court finds it lacks subject matter jurisdiction, another State court in Delaware or the Federal court of the United States of America sitting in Delaware, and appellate courts thereof. Service of process, summons, notice or document to any party’s address and in the manner set forth in Section 7.5 shall be effective service of process for any such action.
(b)EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (IV) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.1(b).
7.2Entire Agreement. This Agreement (including the Exhibits and Schedules hereto) together with the Restated Certificate, the Bylaws, the Founder LLC Agreement, the Trust Agreement, the Resource Agreement and any indemnification agreement entered into pursuant to Section 3.10 constitute the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreements relating to the subject matter hereof existing between or among any of the parties are expressly canceled.
7.3Amendment, Modification, Termination and Waiver. This Agreement may be amended, modified or terminated and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument executed by: (i) 80% of the Whole Board, rounded up or down to the nearest whole number (any exact 0.5 rounding up); (ii) with respect to any such amendment, modification, termination, or waiver effective prior to the Class T Sunset Time, 80% of the Voting Trustees then in office, rounded up or down to the nearest whole number (any exact 0.5 rounding up); and (iii) with respect to any such amendment, modification, termination, or waiver effective prior to the Class F Sunset Time, the Founder LLC, acting with the approval of a Supermajority of its Members (as determined in accordance with the Founder LLC Agreement); provided that Section 3.6 may be terminated or waived with only the consent of the Company and the Trust and Section 3.12 may be terminated or waived with only the consent of the Company and the Founder LLC. Any amendment, modification, termination, or waiver effected in accordance with this Section 7.3 shall be binding on each party and all of such party’s successors and permitted assigns, whether or not any such party, successor or assignee entered into or approved such amendment, modification, termination or waiver or received notice thereof. For the avoidance of doubt, all rights and obligations of the Trust set forth in this Agreement shall terminate upon the Class T Sunset Time; and all rights and obligations of the Founder LLC set forth in this Agreement shall terminate upon the Class F Sunset Time. Notwithstanding anything herein to the contrary, this Agreement shall terminate upon the later to occur of the Class T Sunset Time and the Class F Sunset Time; provided that Sections 3.9, 3.10, 7.1, 7.5, 7.7, 7.9 and this Section 7.3 shall survive any termination or expiration of this Agreement, and the rights and obligations of each party thereunder shall continue, with respect to any Covered Matter or any claim, action, suit, proceeding, inquiry or investigation arising out of any act, omission or circumstance occurring at or prior to such termination or expiration.
7.4Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.
7.5Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing (including electronic mail as permitted in this Agreement) and shall be deemed effectively given upon the earliest of (a) actual receipt, (b) personal delivery to the party to be notified, (c) when sent, if sent by electronic mail during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (d) five (5) calendar days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (e) one (1) business day after the business day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at the following addresses (or at such other electronic mail address or address as set forth in a written notice given to the other parties in accordance with this Section 7.5).

(a)If to the Company, to:

Anthropic, PBC
548 Market Street PMB 90375
San Francisco, CA 94104
Attention:	Legal Department
Email:	notices@anthropic.com

with a copy to (which shall not constitute notice):

Wilson Sonsini Goodrich & Rosati, P.C.
[***]
Attention:	[***]
Email:	[***]

(b)If to the Founder LLC, to:

Anthropic Founders, LLC
C/O Anthropic, PBC
548 Market Street PMB 90375
San Francisco, CA 94104
Attention:	Legal Department
Email:	notices@anthropic.com

with a copy to (which shall not constitute notice):

Cravath, Swaine & Moore LLP
[***]
Attention:	[***]

Email:	[***]
[***]
[***]

(c)If to the Trust, to:

Anthropic Long-Term Benefit Trust
[***]
Attention:	The Bryn Mawr Trust Company of Delaware
[***]
Email:	[***]

with a copy to (which shall not constitute notice):

Cleary Gottlieb Steen & Hamilton LLP
[***]
Attention:	[***]
Email:	[***]

and with a copy to (which shall not constitute notice):

[***]
[***]
[***]
Email:	[***]

7.6Rules of Construction. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:
(a)the terms defined in this Agreement have the meanings assigned to them in this Agreement, and words in the singular include the plural and words in the plural include the singular;
(b)the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision;
(c)all references to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement;
(d)“or” is not exclusive;
(e)“including” means including without limitation;
(f)references to numbers of shares in this Agreement shall be appropriately adjusted to reflect any stock dividend, stock split, combination or other recapitalization or reclassification of shares by the Company occurring after the date of this Agreement; and
(g)references to the Founder LLC shall be deemed to include any successor thereto and any entity resulting from a Reorganization; if, following a Reorganization, the Founder LLC has a form of organization other than a limited liability company, references herein to the Members of the Founder LLC shall be deemed to refer to the equityholders of such successor or resulting entity, references to the LLC and limited liability company with respect to the Founder LLC shall be deemed to refer to the new form of organization of such successor or resulting entity, and references herein to the Founder LLC Agreement shall be deemed to refer to the corresponding governing document of such successor or resulting entity.
7.7Severability. The provisions of this Agreement shall be deemed severable, and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or any circumstance, is invalid or unenforceable, (i) a suitable and equitable provision negotiated in good faith by the parties hereto shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (ii) the remainder of this Agreement and the application of such provision to other persons or circumstances shall not, subject to clause (i) above, be affected by such invalidity or unenforceability, except as a result of such substitution, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.
7.8Further Assurances. At any time or from time to time after the date hereof, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to carry out the intent of the parties hereunder.
7.9Specific Performance. The parties hereto acknowledge and agree that irreparable damage would occur and that the parties would not have any adequate remedy at law if any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor. It is accordingly agreed that each party hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the performance of the terms and provisions hereof, without proof of actual damages (and each party hereby waives any requirement for the security or posting of any bond in connection with such remedy), this being in addition to any other remedy to which such party is entitled at law or in equity. The parties further agree not to assert that a remedy of specific enforcement is an unenforceable, invalid, contrary to applicable law or inequitable remedy for any reason, and not to assert that a remedy of monetary damages would provide an adequate remedy for any such breach or that any party hereto otherwise has an adequate remedy at law. The Company shall have no obligation to enforce any right among the Stockholders in this Agreement, to arbitrate any dispute or to reject any vote of any party otherwise in accordance with applicable corporate law, absent a court order to do so.
7.10Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
[Signature Pages Follow]

The parties have executed this Stockholders’ Agreement as of the date first written above.

THE COMPANY:

ANTHROPIC, PBC

By:
Name:	[__________]
Title:	[__________]
[Signature page to Anthropic, PBC Stockholders’ Agreement]

The parties have executed this Stockholders’ Agreement as of the date first written above.

THE FOUNDER LLC:

ANTHROPIC FOUNDERS, LLC

By:
Name:	[__________]
Title:	[__________]
[Signature page to Anthropic, PBC Stockholders’ Agreement]

The parties have executed this Stockholders’ Agreement as of the date first written above.

THE TRUST:

ANTHROPIC LONG-TERM BENEFIT TRUST

By:
Name:	[__________]
Title:	[__________]
[Signature page to Anthropic, PBC Stockholders’ Agreement]